E-WASTE SYSTEMS, INC. NAMES STEVE HOLLINSHEAD AS

CHIEF FINANCIAL OFFICER AND BOARD MEMBER

London, UK – September 23, 2011 - E-Waste Systems, Inc. (OTC BB: EWSI) announced today the appointment of Steve Hollinshead as Chief Financial Officer. An established international businessman with nearly 30 years of expertise in financial management and reporting, Mr. Hollinshead has served in senior finance roles in industries that place a premium on sustainability of resources, protection of the environment, compliance with legislation and rigorous auditing of health and safety standards. In his new position, Mr. Hollinshead will be responsible for driving E-Waste Systems, Inc.’s (“EWSI”) financial strategy in order to grow, guide and strengthen the business. He will also serve as a member of the company’s board.

Martin Nielson, Chairman and CEO, E-Waste Systems, Inc., states, “I, along with the extended EWSI team, am pleased to welcome Steve Hollinshead as our Chief Financial Officer. Steve’s background in green industries, as well as his extensive experience with capital markets and delivery of external growth agenda, makes him a wonderful fit for EWSI, as we continue to grow our operations and team as a whole. Working together, we look forward to the opportunity to expand our business initiatives, complete acquisitions and enhance stakeholder relations.”

Mr. Hollinshead joins EWSI from Biwater, a designer and deliverer of water infrastructure worldwide, where he served as Group Finance Director. Earlier in his career, he held the position of Chief Financial Officer at Cascal, a multi-national water utility, previously owned by Biwater. Over the course of his time with Cascal, that company completed its IPO on the NYSE, which Mr. Hollinshead directly oversaw. He is a tenured veteran of the financial industry with substantial knowledge of the green realm due to his experience working for a constructor and an operator of water infrastructure along with a marine service provider to the offshore energy sector. Mr. Hollinshead is also a Fellow of the Institute of Chartered Accountants in England and Wales.

EWSI’s mission is to combine an integrated set of services into a single organization. These include repair, refurbishment and resale of still useful electronics, as well as the proper and well-engineered recycling that turns end-of-life electronics into new, raw materials without landfilling.

About E-Waste Systems, Inc.:

From its headquarters in London, where e-waste regulations are the most stringent in the world, E-Waste Systems aims to be a leading provider of waste electric and electronic equipment processing services in key jurisdictions around the world. According to Blumberg Associates, the e-waste sector represents a $55 billion industry as environmental legislation mandates that such waste can no longer be sent to landfill. Original equipment manufacturers, retailers and consumers are now responsible for end-of-life management of all e-waste. And, growing Corporate Social Responsibility drives requirements for highly compliant and professional solution providers. Currently, the collection and recovery industry is highly-fragmented and often unprofessional, creating what EWSI believes is an attractive opportunity for a buy, build, and upgrade strategy in the sector. To learn more, visit ewastesystems.com.

Forward-Looking Statement:

The statements in the press release that relate to the Company’s expectations with regard to the future impact on the Company’s results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance.

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